UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2012

Callisto Pharmaceuticals Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32325	13-3894575
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Lexington Avenue, Suite 1609 New York, NY	10170
(Address of principal executive offices)	(Zip code)

(212) 297-0010

(Registrant’s telephone number including area code)

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Merger Agreement

On July 20, 2012, Callisto Pharmaceuticals, Inc., (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Synergy Pharmaceuticals Inc. ,a Delaware corporation (“Synergy”).  Pursuant to the Merger Agreement, following the satisfaction or waiver of each of the applicable conditions set forth in the Merger Agreement, the Company and Synergy will merge (the “Merger”), whereupon the Company’s separate corporate existence will cease and Synergy will continue as the surviving corporation of the Merger.  The Company is Synergy’s largest shareholder.  Synergy is a development stage biopharmaceutical company focused primarily on the development of drugs to treat gastrointestinal disorders and diseases.

As a result of the Merger, each outstanding share of the Company’s common stock (other than shares owned by any stockholder of the Company who is entitled to and properly exercises dissenters’ rights under Delaware law) will be converted into the right to receive 0.17 of one share of Synergy common stock (the “Exchange Ratio”) as set forth in the Merger Agreement and the 22,295,000 shares of Synergy held by the Company will be canceled. Under the terms of the Merger Agreement at closing, Synergy will issue, and the Company’s stockholders will receive in a tax-free exchange, shares of Synergy common stock such that the Company’s stockholders will own approximately 38.3 percent of the combined company on a pro forma basis and Synergy stockholders will continue to own approximately 61.7 percent. Each share of Synergy Common Stock received in connection with the Merger shall be subject to a lock-up beginning on the effective date of the Merger and ending on the earlier of (i) eighteen (18) months after such date or (ii) a Change in Control (as defined in the Merger Agreement).

The consummation of the Merger is subject to various customary closing conditions, including but not limited to, (i) approval by the Company’s and Synergy’s stockholders, (ii) the Registration Statement on Form S-4 shall have been declared effective by the SEC and (iii) the shares of Synergy common stock to be issued in the Merger shall have been approved for listing on The NASDAQ Capital Market.

The Merger Agreement includes customary representations, warranties and covenants of the Company and Synergy made solely for the benefit of the parties to the Merger Agreement including among others (i) to cause a meeting of its stockholders to be held to consider the adoption of the Merger Agreement, (ii) for each board of directors to recommend that the stockholders adopt and approve the Merger.  In addition, the Company has agreed not to (A) solicit proposals relating to alternative business combination transactions or (B) except with respect to Superior Offer (as defined in the Merger Agreement) enter into discussions concerning or provide information in connection with alternative business combination transactions. However, if the Company receives an unsolicited proposal that the Company’s board of directors determines would be reasonably expected to lead to a Superior Offer, the Company may, under certain circumstances, provide information to and engage in discussions with the person making such proposal. In the event that the Company receives an unsolicited proposal that the Company’s board of directors concludes is a Superior Offer, under certain circumstances, the Company’s board of directors may change its recommendation with respect to the Merger, and the Company may terminate the Merger Agreement to accept the Superior Offer.  However, prior to a change of recommendation by the Company’s board of directors or the Company’s termination of the Merger Agreement due to a Superior Offer , the Company must provide Synergy with notice of its intention to take such actions.

The assertions embodied in the representations and warranties were made solely for purposes of the contract among the Company and Synergy and may be subject to important qualifications and limitations agreed to by the Company and Synergy in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes of allocating risk among the Company and Synergy rather than establishing matters as facts. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants in the Merger Agreement or any description thereof as characterizations of the actual state of facts of the Company, Synergy or any of their respective subsidiaries or affiliates.

The Company has also agreed to customary covenants governing the conduct of its business, including an obligation to conduct its business in the ordinary and usual course consistent with past practice through the effective time of the Merger or the earlier termination of the Merger Agreement.

The Merger Agreement may be terminated under certain customary circumstances, including by Synergy if, among other things, (i) the stockholders of the Company do not approve the Merger, (ii) if the Merger is not consummated within six (6) months following the date of the Merger Agreement for any reason or (iii) the Company’s board of directors withdraws or changes its recommendation in support of the Merger, or by Synergy if the Company’s board of directors determines to accept a Superior Offer (as defined in the Merger Agreement). The Company is not obligated to pay or reimburse Synergy or any of their affiliates for any of their costs or expenses upon termination of the Merger Agreement.

In connection with the Merger, each share of Company preferred stock and each stock option exercisable for shares of Company common stock that is outstanding at the effective time of the Merger will be assumed by Synergy and converted into a share of preferred stock or stock option to purchase the number of shares of Synergy common stock that the holder would have received if such holder had exercised such share of preferred stock or stock option for shares of Company common stock prior to the Merger and exchanged such shares for shares of Synergy’s common stock in accordance with the Exchange Ratio, respectively. In addition, each Company stock option exercisable for shares of Synergy common stock that is outstanding at the effective time of the Merger will be assumed by Synergy and each outstanding warrant or obligation to issue a warrant to purchase shares of Company common stock, whether or not vested, shall be cancelled.

Completion of the Merger is anticipated to occur in the fourth quarter of 2012, although there can be no assurance the Merger will occur within the expected timeframe or at all.

The board of directors of the Company has unanimously approved the Merger and the Merger Agreement.  This summary of the principal terms of the Merger Agreement and the copy of the Merger Agreement filed as an exhibit to this Form 8-K are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as an exhibit to this Form 8-K and is incorporated into this report by reference.

Voting Agreements

Concurrently with the execution of the Merger Agreement, each of the Company’s officers, directors and 5% or greater shareholders (each, a “Stockholder”) entered into a Voting Agreement, dated as of July 20, 2012, with the Company (each, a “ Voting Agreement” and collectively, the “Voting Agreements”).    Pursuant to each Voting Agreement, each such Stockholder has agreed, among other things, to (i) vote in favor of the Merger

Agreement and (ii) vote against any Acquisition Proposal (as defined in the Merger Agreement), each on the terms and subject to the conditions set forth in the Voting Agreements. Each Voting Agreement will terminate automatically, without any notice or other action by any Person, upon the first to occur of: (i) the termination of the Merger Agreement in accordance with its terms; (ii) the effective time of the Merger; (iii) the date that any amendment to or waiver of the Company’s rights under the Merger Agreement is effected without Stockholder’s consent that: (A) increases the Exchange Ratio or otherwise increases the value to be delivered to any stockholder of the Company upon conversion of securities of the Company in the Merger; or (B) adversely affects any stockholder in any material respect or in any manner that does not apply in the same fashion to other stockholders of the Company; or (iv) the date that Company effects a Superior Offer, solely if such Superior Offer (as defined in the Merger Agreement) is made pursuant to Section 5.2(c) of the Merger Agreement.  An aggregate of 27,680,354 shares of the Company’s common stock (representing approximately 17.4% of the outstanding shares of the Company’s common stock) are subject to the Voting Agreements.

Item 8.01.              Other Events.

On July 20, 2012, the Company and Synergy issued a joint press release announcing the Merger.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

(d)  Exhibits.

2.1	Agreement and Plan of Merger, dated as of July 20, 2012, by and among Synergy Pharmaceuticals Inc. and Callisto Pharmaceuticals, Inc.
99.1	Press Release, dated July 20, 2012

Safe Harbor Statement

Certain statements in this Current Report on Form 8-K are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “planned,” “believe,” “forecast,” “estimated,” “expected,” and “intend,” among others. These forward-looking statements are based on the Company’s and Synergy’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, the conditions to and the anticipated timing of the closing of the merger between the Company and Synergy; substantial competition; the need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payer reimbursement; limited sales and marketing efforts and dependence upon third parties; risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations; and risks relating to the ability to obtaining the requisite approvals for the transaction and the failure of the Company or Synergy (as the case may be) to satisfy the other conditions to the transaction such that the merger is not consummated. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. Investors should read the risk factors set forth in each of the Company’sand Synergy’s Form 10-K for the year ended December 31, 2011 and other periodic reports filed with the Securities and Exchange Commission (SEC).  While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and neither the Company nor Synergy undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Additional Information about the Merger and Where to Find It

This communication does not constitute an offer to buy, or solicitation of an offer to sell, any securities of the Company or Synergy, and no offer or sale of such securities will be made in any jurisdiction where it would be unlawful to do so.  In connection with the merger, Synergy will file with the SEC a registration statement on Form S-4 that will include a proxy statement and prospectus of Synergy relating to the Merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SYNERGY, AND THE MERGER. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, copies of the registration statement and proxy statement/prospectus (when they become available) may be obtained free of charge by accessing Synergy’s website at www.synergypharma.com or upon written request to Synergy at Synergy Pharmaceuticals Inc., 420 Lexington Avenue, Suite 1609, New York, New York 10170, Attention: Investor Relations or upon written request to the Company at Callisto Pharmaceuticals, Inc., 420 Lexington Avenue, Suite 1609, New York, New York 10170, Attention: Investor Relations. Stockholders may also read and copy any reports, statements and other information filed by Synergy or the Company with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

The Company and Synergy and their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company and in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the proxy statement/prospectus referred to above. Additional information regarding the directors and executive officers of the Company is also included in the Company’s Annual Report on Form 10-K, for the year ended December 31, 2011. This document is available free of charge at the SEC’s web site (www.sec.gov) and from Investor Relations at the Company’s address set forth above. Additional information regarding the directors and executive officers of Synergy is also included in Synergy’s Annual Report on Form 10-K for year ended December 31, 2011. This document is available free of charge at the SEC’s web site (www.sec.gov) and from Investor Relations at Synergy at the address set forth above. Additional information regarding the directors and executive officers of the Company is also included in the Company’s Annual Report on Form 10-K, for the year ended December 31, 2011.

This document is available free of charge at the SEC’s web site (www.sec.gov) and from Investor Relations at the Company’s at the address set forth above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLISTOPHARMACEUTICALS INC.

Date: July 23, 2012	By:	/s/ Gary S. Jacob, PhD
Name: Gary S. Jacob, PhD
Title: Chief Executive Officer